Exhibit 10.46

Execution version

Dated October 14, 2004

SHURGARD STORAGE CENTERS INC.

and

SHURGARD SELF STORAGE SCA

AMENDMENT No 3

TO THE SUBSCRIPTION AGREEMENT DATED MAY 27, 2002 WITH

RESPECT TO SECURITIES TO BE ISSUED BY SHURGARD SELF

STORAGE SCA

Linklaters De Bandt

Rue Brederode 13

B - 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT No 3 TO THE SUBSCRIPTION AGREEMENT

BETWEEN:	(1)	Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155, Suite 400, 98109 Seattle WA, USA,
		represented for the purposes of this Agreement by Harrell L. Beck,
		hereinafter referred to as the “Subscriber”;

AND:	(2)	Shurgard Self Storage SCA, a company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48,1000 Brussels, Belgium,
		represented for the purposes of this Agreement by SSC Benelux Inc., Executive General Manager, represented by Dave Grant, permanent representative
		hereinafter referred to as the “Issuer”;
		The Subscriber and the Issuer are hereafter together also referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)	On May 27, 2002 the Parties entered into a subscription agreement with respect to securities to be issued by Shurgard Self Storage SCA, as amended by an “Amendment No 1” of May 26, 2003 and an “Amendment No 2” of December 3, 2003 (hereafter the “Subscription Agreement”).

(B)	On or about the date hereof, the Issuer (among others) entered into a loan agreement, as from time to time amended, restated, supplemented and/or substituted, (the “Loan Agreement”) with Self-Storage Securitisation B.V., a private company with limited liability incorporated under the laws of The Netherlands ; the Subscriber has received a copy of the Loan Agreement.

(C)	The Parties wish to modify and amend the Subscription Agreement by entering into the present amendment agreement (the “Amendment”).

NOW, THEREFORE, the Parties have agreed as follows:

1	Modification of the Status of the Bonds set out in the Terms and Conditions

1.1 The Parties agree to modify Clause 3 of Annex 1 (Terms and Conditions) to the Subscription Agreement (“Clause 3”) as follows:

(i)	add the following wording to Clause 3:

“Notwithstanding anything provided for in the Subscription Agreement and in these Terms and Conditions (including, without limitation, Clause 4 (Redemption), Clause

5 (Interest), Clause 8 (Liquidation of the Issuer) Clause 9.4 (Additional Rights) and Clause 9.5 (Default of the Issuer)), as from time to time amended, restated and/or substituted, the Issuer shall only be obliged to make any payments whether in cash or otherwise in respect of any interest, late payment interest, principal outstanding on the Bonds or any other amount due with respect to the Bonds to the Subscriber and any other Bondholder (other than the payment of interest through the issue of Additional Bonds in accordance with Clause 5.2 (Payment of the Interest)), provided that and only to the extent that, such payment is made from Excess Cash (as defined in the Loan Agreement) in circumstances where the Restricted Payment Condition (as defined in the Loan Agreement) is satisfied, and provided, further, that any such payment shall not cause a default under the Loan Agreement.

The restrictions provided for in the second paragraph of this Clause 3 shall only apply during the term of the Loan Agreement, and notwithstanding anything to the contrary in the Subscription Agreement and in these Terms and Conditions, the Issuer shall not be in default under the Subscription Agreement and these Terms and Conditions merely by complying with the terms of such restrictions.”

1.2 The Parties agree to modify Clause 9.4 of Annex 1 (Terms and Conditions) to the Subscription Agreement (“Clause 9.4”) as follows:

(i)	Clause 9.4.1 shall be amended in its entirety to read as follows:

“The Bondholders’ Meeting shall also be convened by the Board of Managers immediately after the holding of any Partners’ Meeting or Board of Managers meeting approving any of the following corporate actions:

•	the sale or divestment of all or substantially all of the assets of the Issuer; or

•	any merger or reorganization of the Issuer, pursuant to which the Issuer does not retain, directly or indirectly, control of the surviving entity; or

•	the liquidation of the Issuer.”

(ii)	Clause 9.4.2 shall be amended in its entirety to read as follows:

“At the Bondholders’ Meeting convened pursuant to Clause 9.4.1 above, the Bondholders shall have the right to resolve that all amounts with respect to the Bonds (including the principal, Redemption Price and the accrued and payable interest) shall become immediately due and payable by the Issuer, unless the Borrower Security Trustee (as defined in the Loan Agreement) has approved any such corporate action described in Clause 9.4.1. The Bondholders’ Meeting shall notify the Issuer of such a resolution within 14 days after the date of such Bondholders’ Meeting.”

1.3 The Parties agree to modify Clause 9.5 of Annex 1 (Terms and Conditions) to the Subscription Agreement (“Clause 9.5”) as follows:

(i)	Clause 9.5.4 shall be amended in its entirety to read as follows:

“If new General Partner Interest(s) are issued pursuant to this Clause 9.5, such General Partner Interest(s)’ voting rights shall be suspended as long as Fremont GP, Fremont SE GP, and/or any of their Affiliates holds General Partner Interests.”

2	Final Commitment

The Parties acknowledge and agree that the Subscriber can no longer be obliged to subscribe to an additional 5,000 Bonds pursuant to Clause 11 of Annex 1 (Terms and Conditions) to the Subscription Agreement since the conditions (for exercising the option) to increase the amount of the Initial Commitment to the amount of the Final Commitment, as set out in Clause 2.2 of the Subscription Agreement, have not been fulfilled.

3	Borrower Security Trustee as third party beneficiary

During the term of the Loan Agreement, the Parties agree that the Borrower Security Trustee (as defined in the Loan Agreement) is hereby constituted as a third party beneficiary pursuant to Article 1121 of the Belgian Civil Code (“stipulation pour autrui” / “beding ten behoeve van een derde”) for the purposes of Clauses 3 and 9.4.2 of Annex 1 (Terms and Conditions) to the Subscription Agreement (as amended). Accordingly, the Borrower Security Trustee (as defined in the Loan Agreement) shall be entitled to rely on and enforce Clauses 3 and 9.4.2 of Annex 1 (Terms and Conditions) to the Subscription Agreement.

During the term of the Loan Agreement, the Parties agree not to modify Clauses 3 and 9.4.2 of Annex 1 (Terms and Conditions) to the Subscription Agreement (as amended) without the prior written approval of the Borrower Security Trustee (as defined in the Loan Agreement), provided that such approval is not unreasonably withheld.

4	Miscellaneous

4.1	Representation

The Subscriber represents that on the date of execution of this Amendment it holds all outstanding Bonds that have been issued by the Issuer under the Subscription Agreement.

4.2	Disclosure to third party beneficiary

The Parties agree that the Subscription Agreement and this Amendment may be disclosed to the Borrower Security Trustee (as defined in the Loan Agreement) solely for the purpose of confirmation of compliance by the Issuer with the terms of the Loan Agreement.

4.3	Definitions

Except if explicitly provided otherwise in this Amendment, the defined terms used in this Amendment shall have the same meaning as in the Subscription Agreement.

4.4	No other modifications

Except as set forth above in this Amendment, the terms, conditions and agreements set forth in the Subscription Agreement and its Annexes shall continue to be in full force and effect.

4.5	Applicable Law and Choice of Forum

This Amendment shall be governed by Belgian law.

Any dispute arising out of or in connection with this Amendment shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the “Centre Belge pour I’Etude et la Pratique de I’arbitrage national et International” (“CEPANI”), as in force on the Date of this agreement, by three arbitrators appointed in accordance with said rules.

The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.

The arbitrators’ award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

Done in Seattle (USA), on October 14, 2004, in three originals. Each of the Parties and the Borrower Security Trustee acknowledges receipt of its own original.

Shurgard Storage Centers Inc.:	Shurgard Self Storage SCA:

/s/ Harrell L. Beck	/s/ Dave Grant
Name: Harrell L. Beck	Name: SSC Benelux Inc.

Title:	Title: Executive General Manager represented by,

Name: Dave Grant

Title: Permanent representative

The Borrower Security Trustee (as defined in the Loan Agreement) hereby accepts the benefit of the subordination of the Bonds under Clauses 3 and 9.4.2 of Annex 1 (Terms and Conditions) to the Subscription Agreement (as amended), in accordance with Article 1121 of the Belgian Civil Code:

Citicorp Trustee Company Limited:

	/s/ Viola Japaul		/s/ Illegible
Name:	Viola Japaul	Name:	Illegible

Title:	Director	Title:	Director

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